Exhibit 99.2

4 Parkway North, Suite 400

Deerfield, IL  60015

www.cfindustries.com

Contact:	Dan Swenson
Treasurer
847-405-2515 – dswenson@cfindustries.com

Chris Close Director, Corporate Communications
847-405-2542 – cclose@cfindustries.com

CF Industries Announces Agreement to Acquire Remaining Fifty Percent Interest in GrowHow from Yara for $580 million

DEERFIELD, IL—July 1, 2015—CF Industries Holdings, Inc. (NYSE:  CF) announced today that it has agreed with Yara International ASA (Yara) to acquire its 50 percent equity interest in GrowHow UK Limited (GrowHow) for total cash consideration of $580 million, making GrowHow a wholly owned subsidiary.  At closing, the GrowHow business will be consolidated into CF Industries with a cash free, debt free balance sheet.  GrowHow owns and operates nitrogen production facilities in Ince and Billingham, U.K.

“We are pleased to announce this agreement to acquire Yara’s interest in GrowHow,” commented Tony Will, president and chief executive officer, CF Industries Holdings, Inc.  “The operations have an advantaged position in an import-dependent region. We know GrowHow well and expect a mid-teens return profile for the acquisition.  The purchase of the remaining interest in GrowHow is a continuation of CF Industries’ track record of pursuing shareholder value-creating capital deployment.”

The Ince facility is located in northwestern England and consists of an ammonia plant, three nitric acid plants, an ammonium nitrate (AN) plant and three NPK fertilizer compound plants.  The Billingham facility is located in the Teesside chemical area in northeastern England, and consists of an ammonia plant, three nitric acid plants, a carbon dioxide plant and an AN fertilizer plant.  Combined, the two facilities have the capacity to produce approximately 0.9 million short tons of gross ammonia, 1.2 million short tons of AN and 0.4 million short tons of NPK compounds.

As of May 31, 2015, prior to purchase accounting and on a U.S. GAAP basis, GrowHow had total inventories of £66 million, receivables of £41 million, and fixed assets of £195 million.  The company also had current liabilities of £43 million, long-term payables of £14 million, and a net pension deficit of £90 million.

The U.K. is dependent on imports of nitrogen to meet its consumption demands.  Nitrogen imports primarily consist of AN and urea with ammonia accounting for a negligible portion of imports.  Currently, imports of AN to the U.K. make up approximately 45% (700,000 short tons) of supply.  Additionally, U.K. natural gas costs have fallen meaningfully along with oil prices.  In terms of delivered cost of AN to the U.K., GrowHow is positioned at the low end of the U.K. supply curve.

CF Industries has extensive knowledge of and familiarity with the GrowHow business as a result of its involvement with the GrowHow joint venture over the last five years.  Earnings from CF Industries’ 50 percent interest in GrowHow are currently included in CF Industries’ financial statements under Equity in Earnings of Non-Operating Affiliates – Net of Taxes.  Following the closing of the acquisition of the outstanding interests, the results will be included in CF Industries’ consolidated results.  The final purchase price is subject to closing adjustments.  The completion of the transaction is subject to customary closing conditions and is expected to occur later this year.

CF Industries will be posting a presentation with the transaction highlights to the investor portion of the company’s website at www.cfindustries.com and hosting a conference call at 4:00pm ET on Wednesday, July 1, 2015 to provide an overview of the transaction and answer analysts’ questions.  Investors can access the call by dialing 866-748-8653 or 678-825-8234. The passcode is 78032368. The conference call also will be available live on the company’s website. Participants also may pre-register for the webcast on the company’s website.  Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for seven days by calling (855) 859-2056 and citing code 78032368.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, through its subsidiaries is a global leader in the manufacturing and distribution of nitrogen products, serving both agricultural and industrial customers. CF Industries operates world-class nitrogen manufacturing complexes in the central United States and Canada, and distributes plant nutrients through a system of terminals, warehouses, and associated transportation equipment located primarily in the midwestern United States. The company also owns 50 percent interests in GrowHow UK Limited, a plant nutrient manufacturer in the United Kingdom and an ammonia facility in The Republic of Trinidad and Tobago. CF Industries routinely posts investor announcements and additional information on the company’s website at www.cfindustries.com and encourages those interested in the company to check there frequently.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These statements include, but are not limited to, statements about the benefits, expected timing of closing and other aspects of the GrowHow transaction as contemplated; statements about future strategic plans; and statements about future financial operating results.  Important factors that could cause actual results to differ materially from our expectations include, among others:  risks and uncertainties arising from the possibility that the GrowHow transaction as contemplated may be delayed or may not occur; an inability to achieve,  or a delay in achieving, the expected benefits of the GrowHow transaction as contemplated; difficulties associated with the integration of GrowHow; unanticipated costs or liabilities associated with the GrowHow transaction; the risk that disruptions from the GrowHow transaction as contemplated will harm relationships with customers, employees and suppliers; the volatility of natural gas prices in North America and the United Kingdom; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and U.K. agricultural industry; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; risks associated with cyber security; weather conditions; our ability to complete our production capacity expansion projects on schedule as planned and on budget or at all; risks associated with other expansions of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements from governmental authorities;  future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities;  our reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; risks associated with international operations; losses on our investments in securities; deterioration of global market and economic conditions; and our ability to manage our indebtedness.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries website.  Forward-looking statements are given only as of the date of this release and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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